Exhibit 10.9

KEYSIGHT TECHNOLOGIES, INC.

2014 EQUITY AND INCENTIVE COMPENSATION PLAN

(As Amended and Restated on [insert date])

1.  Purpose and Background of the Plan.  The purpose of this 2014 Equity and Incentive Compensation Plan is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholder’s interest and share in the Company’s success.  The Plan is intended to permit the grant of Awards that qualify as performance-based compensation under Section 162(m) of the Code.  The 2014 Equity and Incentive Compensation Plan was originally adopted by the Board on July 16, 2014, subsequently amended and restated by the Board on [insert date] and shall become effective as of November 1, 2014 (the “Effective Date”).

2.  Definitions.  As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c)  “Agilent” means Agilent Technologies, Inc., a Delaware corporation.

(d)  “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(e)  “Award” means a Cash Award, dividend equivalent, SAR, Stock Award, or Option granted, or Converted Award issued, in accordance with the terms of the Plan.

(f)  “Award Agreement” means a written or electronic agreement between the Company and an Awardee (and, in the case of a Converted Award, originally between Agilent and the Awardee) evidencing the terms and conditions of an individual Award.  The Award Agreement is subject to the terms and conditions of the Plan.

(g)  “Awardee” means the holder of an outstanding Award.

(h)  “Awardee Eligible to Vest” means the holder of an outstanding Award who is providing Service.

(i)  “Board” means the Board of Directors of the Company.

(j)  “Cash Awards” means cash awards granted pursuant to Section 13 of the Plan.

(k)  “Code” means the United States Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(l)  “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board, or a duly authorized committee of the Board, in accordance with Section 4 of the Plan hereof.

(m)  “Common Stock” means the common stock of the Company.

(n)  “Company” means Keysight Technologies, Inc., a Delaware corporation, or any successor thereto.

(o)  “Consultant” means any consultant or advisor if: (i) the consultant or advisor renders bona fide services to the Company or any Subsidiary or Affiliate; (ii) the services renders by the consultant or advisor are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or advisor is a natural person.

(p)  “Converted Award” means an Award that is issued to satisfy the automatic adjustment and conversion of awards over Agilent common stock contemplated under Section 4.01 of the Employee Matters Agreement.  For the avoidance of doubt, any Converted Award shall be governed by the provisions of the original Award Agreement applicable to such Converted Award.

(q)  “Deferred Share” shall mean the grant of a Stock Award consisting of a contractual right to receive a Share in the future after attainment of the vesting criteria established by the Administrator.

(r)  “Director” means a member of the Board.

(s)  “Employee” means a full time or part time employee of the Company or any Subsidiary or Affiliate, including Officers and Directors, who is treated as an employee in the personnel records of the Company or its Subsidiary or Affiliate for the relevant period, but shall exclude individuals who are classified as (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise.  An Awardee shall not cease to be an Employee in the case of (A) any leave of absence approved by the Company or its Subsidiary or Affiliate, or (B) transfers between locations of the Company or between the Company and/or any Subsidiary or Affiliate.  Neither Service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)  “Employee Matters Agreement” means that certain Employee Matters Agreement dated August 1, 2014 by and between Agilent and the Company relating to the transfer of employees in connection with the separation of the Company’s business from Agilent’s business, which agreement is incorporated herein by reference.

(u)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(v)  “Fair Market Value” means, as of any date, the quoted closing sales price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day a sale was made) as quoted on the stock exchange or a national market system, with the highest trading volume, as reported in such source as the Administrator shall determine consistent with the requirements of Section 409A of the Code.

(w)  “Grant Date” means the date selected by the Administrator, from time to time, upon which Awards are granted to Participants pursuant to this Plan; in the case of a Converted Award, the Grant Date means the grant date applicable to the original award covering Agilent common stock corresponding to the Converted Award.

(x)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(y)  “Non-Employee Director” means a Director who is not an Employee.

(z)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa)  “NYSE” means the New York Stock Exchange.

(bb)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)  “Option” means a conditional opportunity granted pursuant to the Plan to purchase shares of the Company’s common stock at some point in the future at a price that is fixed on the Grant Date.  Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

(dd)  “Participant” means an Employee, Director (including a Non-Employee Director) or Consultant.

(ee)  “Performance Award” means a Stock Award or Cash Award granted pursuant to Section 14.

(ff)  “Performance Criteria” means the following: (i) sales revenue; (ii) gross margin; (iii) operating margin; (iv) operating income; (v) pre-tax profit; (vi) earnings before interest, taxes and depreciation and amortization; (vii) net income; (viii) expenses; (ix) the market price of the shares; (x) earnings per share; (xi) return on stockholder equity; (xii) return on capital; (xiii) return on net assets; (xii) economic value added; (xiii) market share; (xiv) customer service; (xv) customer satisfaction; (xvi) safety; (xvii) total stockholder return; (xviii) free cash flow; (xix) size-adjusted growth in earnings; any of which may be measured in absolute terms or as compared to any incremental increase or as compared to the result of a peer group or securities or stock market index, and each of may be expressed in terms of overall Company performance, the performance of a Subsidiary or Affiliate, the performance of a division or a business unit of the Company or a Subsidiary or Affiliate, as determined by the Administrator in its sole discretion.

(gg)  “Performance Share” means a Share acquired pursuant to a grant of a Stock Award that is subject to vesting based upon the attainment of one or more Performance Criteria or other performance conditions.

(hh)  “Performance Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share based in whole or in part, upon the attainment of one or more Performance Criteria or other performance conditions.

(ii)  “Plan” means this 2014 Equity and Incentive Compensation Plan, as may be amended from time to time.

(jj)  “Restricted Stock” means a Share acquired pursuant to a grant of a Stock Award under Section 12 of the Plan that is subject to certain restrictions as set forth in Section 12 and in the Award Agreement.

(kk)  “Restricted Stock Unit” means the grant of a Stock Award consisting of a contractual right to receive a Share (or the cash equivalent of a Share) in accordance with Section 12 of the Plan and the Award Agreement.

(ll)  “Service” means service as an Employee, Director, Non-Employee Director or Consultant.  A Participant’s Service does not terminate when continued service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to continuing Incentive Stock Option status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract.  Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work or, if such Employee does not return to active work, the Employee’s right to return to work is guaranteed by law or by a contract.  The Administrator determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.  Further, unless otherwise determined by the Administrator, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant provides Service to the Company, a Subsidiary or an Affiliate, or a transfer between entities (the Company or any Subsidiary or Affiliate); provided there is no interruption or other termination of Service.

(mm)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 18 of the Plan.

(nn)  “SAR” means a stock appreciation right granted pursuant to Section 11 of the Plan.

(oo)  “Stock Award” means a right to purchase or receive Common Stock pursuant to an Award described in Section 12, including any such right that is a Converted Award.

(pp)  “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.  Stock Subject to the Plan.  Subject to the provisions of Section 18 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 25,000,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

For the avoidance of doubt, any Shares issued pursuant to a Converted Award shall reduce the maximum number of Shares issuable under this Section 3.

If a SAR may be settled in Shares or in cash, then the number of Shares subject to the SAR shall reduce the number of Shares available for grant under the Plan.

If an Award is forfeited, expires or becomes unexercisable without having been exercised in full, the Shares which expire or are forfeited, shall become available for future grant or sale under the Plan (unless the Plan has terminated).  The following Shares may not again be made available for issuance as Awards under the Plan: (a) Shares not issued or delivered as a result of the net settlement of an outstanding SAR, (b) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) Shares repurchased on the open market with the proceeds of the option exercise price.  Notwithstanding the foregoing, if Shares issued pursuant to a Stock Award are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

Notwithstanding the foregoing, Shares issued pursuant to awards (including, but not limited to Conversion Options described in Section 4(c)(ix)) assumed or issued in substitution of other awards in connection with the acquisition by the Company or a Subsidiary of an unrelated entity shall not reduce the maximum number of Shares issuable under this Section 3.  In addition, to the extent the Company assumes Shares originally reserved for issuance under a plan that was previously maintained by an acquired company, those Shares shall be available for Award under this Plan to eligible individuals who were not employed by the Company or any of its Subsidiaries or Affiliates immediately before such acquisition and such Shares shall not reduce the maximum number of Shares issuable under this Section 3; provided, however, that this sentence shall not apply to any plan which was not previously approved by the stockholders of the acquired company.

4.  Administration of the Plan.

(a)  The Board or a Committee appointed by the Board shall be the Administrator.  To the extent the Board acts as the Administrator, references herein to “Committee” shall include the Board.

(b)  Procedure.

(i)  Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Participants.

(ii)  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered with respect to “covered employees” as defined by Section 162(m) of the Code by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Independent Directors.  To the extent necessary to satisfy the rules of the applicable U. S. national securities exchange that is the principal trading market for the Common Stock, the members of the Committee shall qualify as “independent directors.”

(v)  Other Administration.  Subject to applicable law and the rules of the U.S. national securities exchange that is the principal trading market for the Common Stock, the Board may delegate to the Executive Committee of the Board (the “Executive Committee”) or other officer(s) of the Company the power to approve Awards to Participants who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(c)  Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to select the Participants to whom Awards may be granted hereunder;

(ii)  to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii)  to approve forms of agreement for use under the Plan;

(iv)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(v)  to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures.  Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign tax laws, regulations and practice;

(vi)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(vii)  to make all determinations whether an individual is an Awardee Eligible to Vest and when such eligibility ceases;

(viii)  to modify or amend each Award, provided, however, that any such amendment is subject to Section 19(c) of the Plan and may not impair any outstanding Award unless agreed to in writing by the Awardee or deemed necessary by the Administrator in order to comply with Applicable Laws;

(ix)  to authorize conversion or substitution under the Plan of any or all outstanding stock options held by Awardees of an entity acquired by the Company (the “Conversion Options”).  Any conversion or substitution shall be effective as of the close of the merger or acquisition.  The Conversion Options may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator.  Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Options shall have the same terms and conditions as Options generally granted by the Company under the Plan;

(x)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)  to delegate day-to-day administration and operation of the Plan and the authority to make administrative decisions and adopt rules and procedures relating to the operation and administration of the Plan to an officer of the Company and his or her delegates;

(xii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xiii)  to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder; and

(xiv)  to specify in an Award Agreement at the time of the Award, or later pursuant to an amendment of an outstanding Award, that the Participant’s rights, payments and benefits with respect to an Award (including amounts received upon the settlement or exercise of an Award) shall be subject to reduction, cancellation, forfeiture or clawback upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events may include, but shall not be limited to, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(d)  Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Awardees.

5.  Eligibility.  Awards may be granted or issued to Participants, provided, however, that Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary.  A Participant who is subject to taxation in the U.S. and who is a service provider to an Affiliate may be granted Options or SARs only if the Affiliate qualifies as an “eligible issuer of service recipient stock” within the meaning of §1.409A-1(b)(5)(iii)(E) of the Treasury Regulations promulgated under Section 409A of the Code.

6.  Limitations.

(a)  Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  For purposes of Incentive Stock Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 91st day of such leave an Awardee’s employment with the Company shall be deemed terminated for Incentive Stock Option purposes and any Incentive Stock Option held by the Awardee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option three (3) months thereafter.

(c)  No Participant shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Participant the right to continue in the employ of or service to the Company, its Subsidiaries or Affiliates.  Further, the Company, its Subsidiaries and Affiliates expressly reserve the right, at any time, to dismiss a Participant at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

(d)  The following limitations shall apply to grants of Awards under this Plan (provided that the number of Shares subject to Converted Awards shall be disregarded for purposes of the limitations set forth in this Section 6(d)):

(i)  No Participant shall be granted, in any fiscal year of the Company, Options to purchase or SARs for more than 1,500,000 Shares.  No Participant shall be granted in any fiscal year of the Company, Stock Awards for more than 1,000,000 Shares.

(ii)  In connection with his or her initial service, a Participant may be granted Options to purchase or SARs for up to an additional 1,000,000 Shares that shall not count against the limit set forth in subsection (i) above.

(iii)  Notwithstanding the provisions of (i) above, an additional 1,000,000 Shares may be granted to a Participant as “New Executive Stock Awards.”  New Executive Grants are performance based Stock Awards that are granted to newly hired executives of the Company.

(iv)  The maximum number of Options which may be granted as Incentive Stock Options under the Plan is 25,000,000 shares.  The maximum amount payable to a Participant pursuant to a Cash Award for each fiscal year of the Company shall be $10,000,000.

(v)  The limitations in Sections 6(d)(i)-(iv) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 18.

(vi)  If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 18), the cancelled Option or SAR will be counted against the limits set forth in subsections (i), (ii) and (iii) above.

(vii)  Other than in connection with a change in the Company’s capitalization (as described in Section 18(a)), a Change of Control (as described in Section 18(c)) or an amendment to an Option or SAR in order to qualify for exemption under or comply with Section 409A of the Code, Options and SARs may not be repriced, replaced, regranted through cancellation or modification without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of such Option or SAR.  In addition, without stockholder approval, Options and SARs having exercise prices per share greater than the Fair Market Value of a Share may not be substituted for or replaced by any other Stock Award or be cancelled in exchange for cash.  Nothing in this Section 6(d)(vii) shall be construed to apply to the issuance of an Option that is a Converted Award or the issuance or assumption of an Option or SAR in connection with the acquisition by the Company or a subsidiary of an unrelated entity provided such actions are taken in a manner that complies with the requirements of Section 409A of the Code.

7.  Term of Plan.  Subject to Section 24 of the Plan, the Plan shall become effective on its Effective Date.  It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 19 of the Plan.

8.  Term of Award.  The term of each Award shall be determined by the Administrator and stated in the Award Agreement.  In the case of an Option or SAR, the maximum term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement except to the extent necessary or desirable to comply with any Applicable Laws.  Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

9.  Option Exercise Price and Consideration.

(a)  Exercise Price.  The per share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per Share on the Grant Date.  Notwithstanding the foregoing, the per share exercise price for Shares to be issued pursuant to an Option which is a Converted Award or is assumed or substituted for in connection with the acquisition by the Company or a Subsidiary of an unrelated entity may be less than the Fair Market Value of a Share on the date of the conversion, assumption or substitution provided the exercise price is determined in a manner that complies with the requirements of Sections 409A and 424 of the Code, as applicable.    Further, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant.

(b)  Vesting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the Grant Date.  Acceptable forms of consideration may include:

(i)  cash;

(ii)  check or wire transfer (denominated in U.S. Dollars);

(iii)  other Shares which (A) in the case of Shares acquired upon exercise of an Option, have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion;

(iv)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(v)  net exercise arrangement pursuant to which the number of Shares issuable upon exercise of the Option shall be reduced by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price;

(vi)  any combination of the foregoing methods of payment; or

(vii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.  Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement.  An Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested during such leave, unless otherwise terminated in accordance with its terms.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company or its duly authorized agent receives: (i) an executed exercise agreement, where required by the Administrator or its delegate(s), (ii) full payment for the Shares with respect to which the related Option is exercised, and (iii) with respect to Nonstatutory Stock Options, payment of all applicable withholding taxes due upon such exercise.

Shares issued upon exercise of an Option shall be issued in the name of the Awardee or, if requested by the Awardee, in the name of the Awardee and his or her spouse.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 18 of the Plan.

(b)  Cessation of Eligibility to Vest.  Unless otherwise provided for by the Administrator in the Award Agreement, if an individual ceases to be an Awardee Eligible to Vest, such Awardee’s unvested Option shall terminate immediately.  On the date such individual ceases to be an Awardee Eligible to Vest, the Shares covered by the unvested portion of his or her Option shall revert to the Plan.

11.  SARs.

(a)  General.  The Administrator may grant SARs to Participants subject to the terms and conditions not inconsistent with the Plan and determined by the Administrator.  The terms and conditions shall be provided for in the Award Agreement which may be delivered in writing or electronically.  SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement.

(b)  Exercise.  Upon the exercise of a SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the difference between the value (as determined solely by the Administrator or its delegate(s) based upon the NYSE closing price of the underlying shares on the trading day prior to the date of exercise) of a fixed number of shares of Common Stock covered by the exercised portion of the SAR on the date of such exercise, over the Fair Market Value of the Common Stock covered by the exercised portion of the SAR on the Grant Date; provided, however, that the Administrator may place limits on the aggregate amount that may be paid upon the exercise of a SAR.  The Company’s obligation arising upon the exercise of a SAR will be paid in cash or Shares of Common Stock (or a combination thereof), as determined by the applicable Award Agreement.

(c)  Method of Exercise.  A SAR shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company or its duly authorized agent in accordance with the terms of the SAR by the person entitled to exercise the SAR.  The SAR shall cease to be exercisable to the extent it has been exercised.

(d)  Cessation of Eligibility to Vest.  Unless otherwise provided for by the Administrator in the Award Agreement, if an Awardee ceases to be an Awardee Eligible to Vest, the Awardee’s unvested SAR, shall terminate immediately upon the date such individual ceases to be an Awardee Eligible to Vest.

12.  Stock Awards.

(a)  General.  The Administrator may grant Stock Awards including, but not limited to Deferred Shares, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units to Participants.  Such Stock Awards may be issued either alone, in addition to, or in tandem with other Awards granted under the Plan.  After the Administrator determines that it will offer a Stock Award under the Plan, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the offer, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept such offer.  Unless otherwise provided for by the Administrator, the offer shall be accepted by execution of an Award Agreement in the form determined by the Administrator.  The Administrator will require that all Shares subject to a right of repurchase or forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses.

(b)  The grant or vesting of a Stock Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

(c)  Forfeiture.  Unless otherwise provided for by the Administrator in the Award Agreement determines otherwise, any unvested Stock Award shall be forfeited immediately after the date upon which an individual ceases to be an Awardee Eligible to Vest.  To the extent that the Awardee purchased the Stock Award, the Company shall have a right to repurchase the unvested Stock Award at the original price paid by the Awardee upon the Awardee ceasing to be a Participant for any reason.

(d)  Rights as a Stockholder.  Unless otherwise provided for by the Administrator, once a Stock Award which is Restricted Stock or Performance Stock is accepted, the Awardee shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her acceptance of such a Stock Award is entered upon the records of the duly authorized transfer agent of the Company.  An Awardee of a Restricted Stock Unit or Performance Unit shall not have rights equivalent to those of a stockholder until such Awards are settled and Shares are entered upon the records of the duly authorized transfer agent of the Company.

13.  Cash Awards.  Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan.  After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.  The grant or vesting of a Cash Award may be made contingent on achievement of performance conditions and may be designated as a Performance Award subject to Section 14.

14.  Performance Awards.  Performance Awards shall be evidenced by Award Agreements in such form as the Administrator shall from time to time establish.

Performance Awards intended to comply with the provisions of Section 162(m) of the Code may be granted pursuant to the provisions of a program established pursuant to the requirements of Section 162(m) of the Code regarding performance based compensation.  Other Performance Awards intended to comply with the requirements of Section 162(m) of the Code shall be granted pursuant to, and be subject to, such terms and conditions as established by the Administrator at the time of grant based, in whole or in part, upon the attainment of one or more of the Performance Criteria.  Such Awards shall be based on (a) an individual target set by the Administrator in writing with respect to the Performance Period and (b) Performance Criterion or Criteria for the Performance Period (increased or decreased, in each case in accordance with factors adopted by the Administrator with respect to the Performance Period that relate to unusual items).  With respect to each Performance Period, Awards shall not be paid unless and until the Administrator certifies in writing the extent to which the Performance Criterion/Criteria applicable to a Participant have been achieved or exceeded; provided, however, that the Administrator may reduce an individual’s Award calculated pursuant to the preceding sentence in its sole discretion.  For this purpose, a “Performance Period” shall be, with respect to a Participant, any period not exceeding three (3) years, unless otherwise determined by the Administrator in its sole discretion.  In this case, the selection and adjustment of applicable Performance Criteria, and the establishment of targets, shall occur in compliance with the rules of Section 162(m) of the Code.

In addition, the Administrator may grant Performance Awards, including, but not limited to New Executive Stock Awards (as defined in Section 6(d)), which are not intended to qualify as “performance based awards” for purposes of Section 162(m) of the Code.

15.  Dividends With Respect to Stock Awards.  Subject to the provisions of the Plan and any Award Agreement, the recipient of a Stock Award may, if so determined by the Administrator, be entitled to receive, currently or on a deferred basis, cash or stock dividends, or cash payments in amounts equivalent to cash or stock dividends on Shares (“dividend equivalents”) with respect to the number of Shares covered by the Stock Award, as determined by the Administrator, in its sole discretion, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Such dividend equivalents shall be subject to the same vesting provisions as the underlying Stock Award and, in the case of an Award subject to performance-based vesting conditions, any dividend equivalents relating to such Award shall be subject to the same performance-based vesting conditions.  The applicable Award Agreement evidencing the Stock Award shall provide that such dividend equivalents will be forfeitable to the same extent as the underlying Stock Award.

16.  Non-Transferability of Awards.  Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Administrator) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner, other than by will or the laws of descent and distribution.  The Administrator may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time.  Any Award transferred pursuant to the preceding sentence shall remain subject to substantially the same terms applicable to the Award while held by the Participant to whom it was granted, as modified as the Administrator shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.  In addition, an Incentive Stock Option may be transferred or assigned only to the extent consistent with Section 422 of the Code.  Any purported assignment, transfer or encumbrance that does not qualify under this Section 16 shall be void and unenforceable against the Company.

17.  Tax Withholding.  The Company or Subsidiary or Affiliate, as appropriate, shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company (or Subsidiary or Affiliate), an amount sufficient to satisfy U.S. federal, state, and local taxes and taxes imposed by jurisdictions outside of the United States (including applicable social security obligations) that are required by law to be withheld, as well as any employer tax liability shifted to a Participant, or to take such other action as may be necessary in the opinion of the Company or Subsidiary or Affiliate, as appropriate, to satisfy obligations for the withholding of taxes.  Without limiting the foregoing, the Administrator may allow Awardees to satisfy withholding tax obligations by electing or agreeing to have the Company withhold from the Shares to be issued upon exercise of an Award that number of Shares having a value (as determined solely by the Administrator or its delegate(s)) equal to the minimum amount required to be withheld.  The value of the Shares to be withheld shall be determined solely by the Administrator or its delegate(s) on the date that the amount of tax to be withheld is to be determined.  All elections or agreements by an Awardee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable.  Further, the Administrator may provide for the satisfaction of withholding tax obligations by selling Shares issued pursuant to an Award and withholding from proceeds of the sale of such Shares.  Additional methods of withholding taxes may be set forth in the Award Agreement.

18.  Adjustments Upon Changes in Capitalization, Dissolution, Change of Control.

(a)  Changes in Capitalization.  Subject to any required action by the stockholders of the Company, if any change is made to the Common Stock (or the value of the Common Stock) subject to the Plan, or subject to any Award (including but not limited to the number and kind of securities that may be delivered under the Plan and or Award), which change results from a stock split, reverse stock split, stock dividend, other distribution other than a regular cash dividend, merger, consolidation, reorganization, recapitalization, reincorporation, spinoff, dividend in property other than cash, liquidation dividend, exchange of shares, combination or reclassification of the Common Stock, or any other increase, decrease or change in the number or characteristics of outstanding shares of Common Stock effected without receipt of consideration by the Company), proportional and appropriate adjustments shall be made to the following (i) the class(es), kind and maximum number of securities subject to the Plan, (ii) the numerical limitation set forth in Section 6(d) hereof, (iii) the maximum number of securities subject to award to any person under the Plan as provided in order to comply with the requirements of Section 162(m) of the Code, (iv) the class(es), kind and number of securities and price per share of the securities subject to outstanding Awards; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the securities subject to an Award.

(b)  Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Awardee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Option or SAR to be fully vested and exercisable until ten (10) days prior to such transaction, or such shorter administratively reasonable period of time as the Administrator may establish in its discretion.  In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c)  Change of Control.  In the event there is a Change of Control, as defined below, all Options and SARs will fully vest immediately prior to the closing of the transaction and all restrictions on Cash Awards or Stock Awards will lapse immediately prior to the closing of the transaction.  The foregoing shall not apply where such Options, SARs, Cash Awards and Stock Awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor; provided, however, that in the event of a Change of Control in which one or more of the successor or a parent or subsidiary of the successor has issued publicly traded equity securities, the assumption, conversion, replacement or continuation shall be made by an entity with publicly traded securities and shall provide that the holders of such assumed, converted, replaced or continued stock options and SARs shall be able to acquire such publicly traded securities.

For the purposes of this Section 18(c), “Change of Control” means the occurrence of any of the following events:

(i)  The sale, exchange, lease or other disposition or transfer of all or substantially all of the consolidated assets of the Company to a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) which will continue the business of the Company in the future; or

(ii)  A merger or consolidation (or similar form of reorganization) involving the Company in which the stockholders of the Company immediately prior to such merger or consolidation are not the beneficial owners (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of more than 75% of the total voting power of the outstanding voting securities of the corporation resulting from such transaction in substantially the same proportion as their ownership of the total voting power of the outstanding voting securities of the Company immediately prior to such merger or consolidation; or

(iii)  A merger or consolidation (or similar form of reorganization) involving the Company in which occurs the acquisition of beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 promulgated under the Exchange Act) of at least 25% of the total voting power of the outstanding voting securities of the Company by a person or group (as such terms are defined or described in Sections 3(a)(9) and 13(d)(3) of the Exchange Act).

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions;

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change of Control has occurred pursuant to the above definition, and the date of the occurrence of such Change of Control and any incidental matters relating thereto.

Notwithstanding the foregoing, to the extent that any amount constituting nonqualified deferral compensation subject to Section 409A of the Code would become payable under the Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code.

19.  Amendment and Termination of the Plan.

(a)  Amendment and Termination.  The Administrator may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment which would increase the maximum number of Shares for which Awards may be granted under this Plan (other than an increase pursuant to Section 18 of this Plan), and otherwise to the extent necessary and desirable to comply with Applicable Laws.

(c)  Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Award, unless deemed necessary by the Administrator in order to comply with Applicable Laws or mutually agreed otherwise between the Awardee and the Administrator, which agreement must be in writing and signed by the Awardee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20.  Designation of Beneficiary.

(a)  Unless otherwise determined by the Administrator, an Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Awardee has completed a prior designation of beneficiary, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee.  Such designations may be subject to local law and accordingly may be unenforceable in certain jurisdictions.

(b)  Any such permitted designation of beneficiary may be changed by the Awardee at any time by written notice.  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall, subject to local law, allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award.

21.  Legal Compliance.  Shares shall not be issued pursuant to a Stock Award or the exercise of an Option unless the Stock Award or the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22.  Inability to Obtain Authority.  To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any state, federal or foreign law or under the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance shall not have been obtained;  further, in such circumstances, the Administrator is authorized to amend or cancel Awards pertaining to such Shares, with or without consideration to the affected Participants.

23.  Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24.  Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months of the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

25.  Notice.  Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

26.  Governing Law; Forum.  This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.  Any proceeding arising out of or relating to this Plan may be brought only in the state or federal courts located in the Northern District of California.  The Company and the Participants irrevocably submit to the exclusive jurisdiction of such courts in any such proceeding, waive any objection to venue or to convenience of forum, agree that all claims in respect of any proceeding shall be heard and determined only in such courts and agree not to bring any proceeding arising out of or relating to the Plan in any other court, whether inside or outside of the United States

27.  Unfunded Plan.  Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Participants who are granted Awards of Shares under this Plan, any such accounts will be used merely as a bookkeeping convenience.  Except for the holding of Restricted Stock in escrow pursuant to Section 12, the Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Awardee with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation, which may be created by this Plan.

28.  Section 409A of the Code.

(a)  This Plan is intended to comply with, or otherwise be exempt from, Section 409A of the Code and shall be construed, administered and interpreted with that intent. Notwithstanding any provision of the Plan to the contrary, in the event that the Administrator determines that any Award may be subject to Section 409A of the Code, the Administrator may, without consent of the Participant, adopt such amendments to the Plan and the applicable written instrument evidencing the Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, including amendments or actions that would result in a reduction to the benefits payable under an Award, in each case, without the consent of the Participant, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related U.S. Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section, or mitigate any additional tax, interest, and/or penalties or other adverse tax consequences that may apply under Section 409A of the Code if compliance is not practical.  Notwithstanding the foregoing, the Company makes no representation or covenant to ensure that the Awards and the payment are exempt from or compliant with Section 409A of the Code and will have no liability to the Participants or any other party if the Awards or payment of the Awards that are intended to be exempt from, or compliant with, Section 409A of the Code, are not so exempt or compliant or for any action taken by the Administrator with respect thereto.

(b)  Restricted Stock Units, Performance Units and Deferred Shares which are settleable, and Cash Awards which are payable, as a result of a Participant’s termination of Service which constitute a “deferral of compensation” for purposes of Section 409A of the Code shall not be paid unless and until the Participant incurs a “separation from service” for purposes of Section 409A of the Code.  In addition, to the extent an Award constituting a deferral of compensation is distributable to a Participant who is a “specified employee” (as defined in Section 409A of the Code) in connection with a separation from service, such Award shall not be distributed to the Participant before the date (the “Delayed Payment Date”) which is the first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section 28, become distributable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.  To the extent that the Administrator, in its sole discretion, provides that the settlement, or payment, of an Award may be deferred at the election of a Participant, then any such deferral election shall be subject to such rules and procedures as determined by the Administrator in its sole discretion, and such deferrals shall be structured to comply with the requirements of Section 409A of the Code.